CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We herby consent to the use in this Registration Statement on Form 10/A (Amendment No. 3) of our report dated December 18, 2007, relating to the consolidated financial statements of Espre Solutions, Inc. and subsidiary.

/s/ Sweeney, Gates & Co.

Fort Lauderdale, Florida
March 31 , 2008